UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2021

PARALLAX HEALTH SCIENCES, INC.

(Exact name of Company as specified in its charter)

Nevada	000-52534	46-4733512
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
2054 Vista Parkway Emerald View, Suite 400 West Palm Beach, Florida 33411 (Address of principal executive offices) (888) 263-9799 (Registrant’s Telephone Number)
1327 Ocean Avenue, Suite B Santa Monica, CA 90401 (Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

As used in this current report and unless otherwise indicated, the terms "we", "us", "our", “Company”, and “Parallax” mean Parallax Health Sciences, Inc., a Nevada corporation, and its subsidiaries, unless otherwise indicated.

EXPLANATORY NOTE

This Amendment to the Current Report on Form 8-K filed on July 12, 2021, for the report dated July 7, 2021, is being filed solely to correct the heading on paragraph 3,  from “Appointment of Chairman of the Board” to “Appointment of Board Member”.  As of the filing of this Amendment, the Chairman seat had not yet been determined.

ITEM 5.02DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On July 8, 2021, the Board of Directors (the “Board”) of the Company approved the following changes to its executive leadership.

Resignation of Chief Executive Officer and Chairman of the Board

Effective July 7, 2021, Mr. Paul R. Arena, resigned as Chief Executive Officer, as Chairman of the Board of Directors, and as a director of the Company.  His resignation did not involve any disagreement with the Company.

Appointment of Board Member

Effective July 8, 2021, Dr. Jorn Gorlach was unanimously elected as a member of the Board.  Dr. Gorlach formerly served as a member of the Company’s Board between November 1, 2012, until his resignation on July 26, 2017.

Dr. Gorlach has over twenty-five years of experience in the bio-medical field. In 2001, Dr. Gorlach co-founded AAvantgarde, a management consulting firm focused on the development and support of start-up companies. Since the inception of AAvantgarde in 2001, Dr. Gorlach has also served as one of its directors.  As a co-founder and director of AAvantgarde, Dr. Gorlach is responsible for management consulting, licensing, and general operations. Since 2006, Dr. Gorlach has also served as a co-founder and director of Montecito BioSciences, Ltd., a diagnostics and testing company with proprietary technology for point-of-care diagnostics, testing, and data communication.

In 2002, Dr. Gorlach co-founded AAvantgarde Laboratories AG and has served as its CEO since that time.  AAvantgarde Laboratories AG is a research, development, and licensing company of biotechnology products, particularly in the field of diagnostics, biological prognostics, and diseases.  As CEO, Dr. Gorlach was responsible for developing the company’s business plan, developing outlines for product concept, research, and development, and leading financing activities and investor relations.  In 2001, Dr. Gorlach co-founded Arcanum Discovery, Inc., a proteomics and drug discovery company focusing on novel drug target identifiers and validation. Additionally, from 2001 to 2002, Dr. Gorlach served as head of business development and finances for Arcanum Discovery, Inc. where he developed the company’s product concept, research and development, and business plan as well as managed financing activities and investor relations.  In 2001, Dr. Gorlach co-founded Ercole Biotech, Inc., a research stage biopharmaceutical company involved in the creation of oligonucleotide drugs.

In 1997, Dr. Gorlach co-founded Paradigm Genetics, Inc., a bio-technology research company. From 1997 to 1999, Dr. Gorlach served as the company’s Director of Research where he was responsible for developing concepts regarding novel functional genomics platform, focusing on high throughput, industrialization, systematization, and biology/IT integration.  From 1999 to 2000, Dr. Gorlach served as the Director of Project Management for Paradigm Genetics, Inc.  As Director of Project Management, Dr. Gorlach managed customer projects and research progress.  From 2000 to 2001, Dr. Gorlach served as the company’s vice president of business development.  As a member of the company’s executive team, Dr. Gorlach was responsible for new projects and the development of plans in future key business fields.  Beginning in 2001 and continuing through 2002, Dr. Gorlach served as a consultant for Paradigm Genetics, Inc., where he supported the company’s agricultural project initiatives and customer negotiations.

From 1996 to 1997, Dr. Gorlach served as the Group Leader of Combinatorial Biochemistry for Novartis, Inc., a healthcare and scientific research company.  As Group Leader of Combinatorial Biochemistry, Dr. Gorlach led team efforts in developing pharmaceutically active macrolide and cloning multiple polyketides genes.

From 1994 to 1996, Dr. Gorlach was a research scientist for Ciba-Geigy, Inc., a chemical company. As a research scientist, Dr. Gorlach focused on acquired immunity and chemical regulation in wheat.

From 1991 to 1994, Dr. Gorlach was a research fellow for the Swiss Federal Institute in Zurich, Switzerland. As a research fellow, Dr. Gorlach focused his attention on gene regulation of amino acid biosynthetic pathways.

Dr. Gorlach has received a Bachelor of Science Degree in Biochemistry from the University of Hannover.  In 1991, Dr. Gorlach obtained a Master in Science from the University of Hannover in Biochemistry.  In 1994, Dr. Gorlach received a Ph.D. in Molecular Biology from ETH Zurich, and in 2000, received an MBA from the Kenan-Flagler Business School at the University of North Carolina-Chapel Hill.

Family Relationships

There are no family relationships with any of the Company’s directors and officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARALLAX HEALTH SCIENCES, INC.

Dated: July 13, 2021	/s/ Calli R. Bucci
Calli R, Bucci
Chief Financial Officer